Exhibit 99.1

Better For You Wellness, Inc. Successfully Concludes Asset Purchase Agreement with The Ideation Lab, LLC

Strategic Acquisition Propels BFYW to the Forefront of the $1.5 Trillion Wellness Industry

Columbus, Ohio - December 5, 2023 - Better For You Wellness, Inc. (OTC: BFYW), a leading Ohio-based wellness company driving plant-based, science-backed innovations, announces the successful closure of its Asset Purchase Agreement (APA) with The Ideation Lab, LLC and its subsidiaries. This transformative deal marks a significant milestone for BFYW, better positioning the Company for growth in the dynamic $1.5 trillion wellness industry.

The Ideation Lab, LLC, a visionary Ohio-domiciled company founded in 2019, has been at the forefront of innovation in various wellness segments, including Functional Beverages, Skincare, Personal Care, Pet Lifestyle, and Women's Mental Wellness products. TIL has distinguished itself through visionary leadership and centralized administrative operations, ensuring optimal efficiency in its endeavors.

The strategic transaction, valued at three million dollars ($3,000,000), leverages BFYW Series A Preferred Shares. The issuance of 300,000 Series A Preferred Shares, priced above market at $0.01 per share, ensures minimal shareholder dilution. In return, BFYW gains perpetual rights to TIL's impressive portfolio of brands, including the highly coveted Stephen James Curated Coffee Collection (SJCCC). The APA also encompasses key sales agreements, contracts, customer and vendor agreements, formulas, intellectual property, inventory, equipment, and centralized administrative operations, which particularly excel in the consumer packaged goods sector. In accordance with the APA, BFYW will not assume TIL liabilities of more than $1.3M or take possession of the legal entities or bank accounts or lease obligations.

SJCCC, a premium coffee brand, has already made significant market strides, securing sales channels at Kroger, Amazon, various resorts, retailers, and boutiques. Notably, SJCCC's Kroger sales encompass a diverse range of globally sourced whole bean dark, medium, and light roasts, with the Company's K-Cups and Nitro Cold Brew undergoing evaluation by multiple national retailers. TIL's expansion plans include penetrating major grocery chains, retailers, and resorts, amplifying its market reach.

Ian James, CEO of BFYW, expressed his enthusiasm about the milestone, stating, "This is a pivotal day for BFYW and its shareholders. The closure of The Ideation Lab deal secures perpetual rights to divisions and brands, including the exceptional Stephen James Curated Coffee Collection brand. We appreciate the diligence of our Independent Board, especially our Audit Committee Chair, David Deming, who played a crucial role in this process." James continued, "We foresee significant synergies in functional beverage, mental wellness, snacks, personal care, and pet lifestyle lines in retail and hospitality. This transaction holds tremendous potential to enhance shareholder value and achieve profitability in the near future."

The successful closure of this transaction also entails the cancellation of the Membership Interest Agreement signed on September 19th, streamlining BFYW's strategic focus and operational efficiency.

Exhibit 99.1

About Better For You Wellness:

Better For You Wellness, Inc. (OTC: BFYW) is an Ohio-based plant-based and science-focused wellness company dedicated to providing high-quality, innovative products that enhance well-being and promote a balanced lifestyle. Better For You Wellness is leading the way in the wellness industry with a solid commitment to clean beauty and natural ingredients. Learn more at https://BFYW.com.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and the negative of these terms or other comparable terminology. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results may vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this press release. Except as applicable law requires, we do not intend to update any forward-looking statements to conform these statements to actual results. Investors should refer to the risks disclosed in the Company's reports filed with SEC (https://www.sec.gov/).

Contact:
Better For You Wellness, Inc.

Ian James, CEO

investors@bfyw.com